EXHIBIT 10.24

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                                 BY AND BETWEEN
                             THERAGENICS CORPORATION
                                       AND
                            NATIONSBANK, N.A. (SOUTH)
                          Dated as of December 9, 1996

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                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                 by and between


                             THERAGENICS CORPORATION


                                       and


                            NATIONSBANK, N.A. (SOUTH)




                                   dated as of

                                December 9, 1996


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                                TABLE OF CONTENTS

SECTION 1.  GENERAL DEFINITIONS.............................................  2
           1.1.Defined Terms................................................  2
           1.2.Accounting Terms............................................. 10
           1.3.Other Terms.................................................. 10
           1.4.Certain Matters of Construction.............................. 10

SECTION 2.  REVOLVING CREDIT FACILITY....................................... 11
           2.1.Revolving Credit Loans....................................... 11
           2.2.Manner of Borrowing Revolving Credit Loans................... 12
           2.3.Loan Account................................................. 12
           2.4.Interest..................................................... 13

SECTION 3.  LETTERS OF CREDIT............................................... 16
           3.1.Amounts, Terms and Issuance of Letters of Credit............. 16
           3.2.Fees......................................................... 16
           3.3.Reimbursement Obligations Absolute........................... 16

SECTION 4. TERMINATION; PAYMENTS; FEES AND COSTS............................ 18
           4.1.Termination.................................................. 18
           4.2.Costs, Fees and Expenses..................................... 18
           4.3.Application of Payments and Collections...................... 18
           4.4.Statements of Account........................................ 19
           4.5.All Loans and Obligations to Constitute One Obligation....... 19
           4.6.Capital Adequacy............................................. 19

SECTION 5. COLLATERAL: GENERAL TERMS........................................ 20
           5.1.Security Interest in Collateral.............................. 20
           5.2.Representations, Warranties and Covenants-Collateral......... 20
           5.3.Financing Statements......................................... 21
           5.4.Cash Collateral Account...................................... 21

SECTION 6.  REPRESENTATIONS AND WARRANTIES.................................. 21
           6.1.General Representations and Warranties....................... 21
           6.2.Reaffirmation................................................ 24
           6.3.Survival of Representations and Warranties................... 24

SECTION 7.  COVENANTS AND CONTINUING AGREEMENTS............................. 25
           7.1.Affirmative Covenants........................................ 25
           7.2.Negative Covenants........................................... 28

SECTION 8.  CONDITIONS PRECEDENT............................................ 32
           8.1.Documentation................................................ 32
           8.2.Other Conditions............................................. 32

SECTION 9. EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT................ 33
           9.1. Events of Default........................................... 33
           9.2. Acceleration of the Obligations............................. 35
           9.3. Remedies.................................................... 35
           9.4. Remedies Cumulative: No Waiver.............................. 36


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SECTION 10.  MISCELLANEOUS.................................................. 37
           10.1. Power of Attorney.......................................... 37
           10.2. Indemnity.................................................. 37
           10.3. Modification of Agreement: Sale of Interest................ 37
           10.4. Increased Costs............................................ 38
           10.5. Reimbursement of Expenses.................................. 39
           10.6. Indulgences Not Waivers.................................... 39
           10.7. Severability............................................... 39
           10.8. Successors and Assigns..................................... 40
           10.9. Cumulative Effect; Conflict of Terms....................... 40
           10.10.Execution in Counterparts.................................. 40
           10.11.Notices.................................................... 40
           10.12.Lender's Consent........................................... 41
           10.13.Demand Obligations......................................... 41
           10.14.Time of Essence............................................ 41
           10.15.Entire Agreement........................................... 41
           10.16.Set-Off.................................................... 41
           10.17.Governing Law: Consent to Forum............................ 41
           10.18.Waivers by Borrower........................................ 42




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                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

           THIS AGREEMENT is made as of this 9th day of December, 1996, by and between NATIONSBANK, N.A. (SOUTH), a Georgia banking corporation, successor by merger to Bank South ("Lender"), and THERAGENICS CORPORATION ("Borrower"), a Delaware corporation having its chief executive office and principal place of business at 5325 Oakbrook Parkway, Norcross, Gwinnett County, Georgia 30093.

                               Statement of Facts

           Lender and Borrower are parties to (i) that certain Loan and Security Agreement dated as of June 29, 1992, pursuant to which Lender provided to Borrower a receivables credit facility in the amount of $500,000 and (ii) that certain Loan and Security Agreement dated as of September 14, 1994, pursuant to which Lender provided to Borrower a term loan facility in the amount of $2,100,000 for, inter alia, the purchase of equipment and the construction of a facility located at 4875 Newton Terrace, Buford, Gwinnett County, Georgia, to house such equipment (such loan and security agreements described in (i) and (ii) are collectively called the "Prior Loan Agreements").

           Lender and Borrower are also parties to that certain Amended and Restated Loan and Security Agreement dated as of December 13, 1995 (the "Amended and Restated Loan Agreement") pursuant to which Lender and Borrower amended and restated in their entireties the Prior Loan Agreements and pursuant to which Lender increased the amount of credit available to Borrower under the $500,000 receivables credit facility to $1,000,000 and provided to Borrower an additional revolving credit facility of up to $4,000,000.

           Borrower desires that Lender modify the existing facilities under the Amended and Restated Loan Agreement to provide for a single $11,000,000 revolving credit facility, and Lender is willing to do so, all in accordance with and subject to the terms and conditions set forth herein, and Borrower and Lender have agreed in connection therewith to amend and restate the Amended and Restated Loan Agreement in its entirety, as set forth herein.

           Borrower acknowledges and agrees that the security interest granted to Lender pursuant to the Amended and Restated Loan Agreement and the other Loan Documents (as defined in the Amended and Restated Loan Agreement), shall remain outstanding and in full force and effect in accordance with the Amended and Restated Loan Agreement and shall continue to secure the Obligations (as defined herein).

           Borrower and Lender acknowledge and agree that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Amended and Restated Loan Agreement) arising in connection with the Amended and Restated Loan Agreement and the other Loan Documents (as defined in the Amended and Restated Loan Agreement) executed in connection therewith;
(ii) Borrower and Lender intend that the Amended and Restated Loan Agreement and the other Loan Documents (as defined in the Amended and Restated Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Amended and Restated Loan Agreement and the other Loan Documents (as defined in the Amended and Restated Loan Agreement) executed in connection therewith as so amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (iii) all

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Liens  evidenced by the Amended and Restated  Loan  Agreement and the other Loan
Documents (as defined in the Amended and Restated Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Amended and Restated Loan Agreement and the other Loan Documents (as defined in the Amended and Restated Loan Agreement) executed in connection therewith.

           Borrower and Lender intend that (i) the provisions of the Amended and Restated Loan Agreement and the other Loan Documents (as defined in the Amended and Restated Loan Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents (as defined herein); (ii) the Note (as hereinafter defined) amends, renews, extends, modifies, replaces, is substituted for and supersedes in its entirety, but does not extinguish, the Indebtedness arising under the promissory notes issued pursuant to the Amended and Restated Loan Agreement; and (iii) entering into, and performing their respective obligations under, this transaction not constitute a novation.

           NOW, THEREFORE, for and in consideration of the premises, the mutual covenants herein set forth, the sum of $10.00 in hand paid by each party hereto to the other, and in order to induce Lender to continue to make loans from time to time to Borrower, as well as for other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, Borrower and Lender do hereby agree to amend and restate the Amended and Restated Loan Agreement as follows:

                               Statement of Terms

SECTION 1.  GENERAL DEFINITIONS

           1.1. Defined Terms. When used herein the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                 Account Debtor - any Person who is or may become obligated under or on account of an Account.

                 Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

                 Adjusted LIBOR - for any Interest Period, the rate per annum (rounded upwards to the nearest 1/16th of one percentage point (if necessary) to the quotient obtained by dividing (x) the offered rate for United States dollar deposits for a period comparable to such Interest Period appearing on the Reuters Screen LIBO Page (or as quoted or published by such other recognized independent quote service as may be selected by Lender from time to time) as of 11:00 a.m. (Atlanta, Georgia time) on the date that is two (2) Business Days prior to the beginning of such Interest Period (but if at least two such rates appear on such screen or are so quoted at such time, the offered rate for such Interest Period shall be the arithmetic mean of such rates) by (y) a percentage equal to one (1) minus the then average stated maximum amount (stated as a decimal) of all reserve requirements applicable to any member of the Federal

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Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor categories for such liabilities under such Regulation D);

                 Affiliate - a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of Borrower, or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 Agreement - this Second Amended and Restated Loan and Security Agreement, as the same may be modified or amended from time to time.

                 Business Day - a day on which the Federal Reserve Bank of Atlanta is open for business in Atlanta, Georgia, except that, when used in connection with a LIBOR Advance, "Business Day" shall mean any Business Day on which dealings in U.S. dollars between banks may be carried on in London, England and Atlanta, Georgia.

                 Capital Expenditures - in respect of any Person, expenditures for the purchase of assets of long-term use which are capitalized in accordance with GAAP.

                 Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                 Cash Collateral Account - the investment account no. 672-0791379803 (as such account number may be changed from time to time) established by Borrower with Lender together with any and all monies now or hereafter on deposit therein or credited thereto as well as all certificates of deposit, saving certificates, commercial paper, government obligations, money market fund shares, repurchase agreement, and other investments or securities in which any such monies or funds may be now or hereafter invested from time to time, together with any and all certificates or other instruments representing said investments or securities, and all interest, distributions and dividends (whether in cash, stock, warrants, options or other securities), and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of said investments or securities, and all cash and non-cash proceeds of any of the foregoing.

                 Cash Collateral Account Agreement - the Amended and Restated Cash Collateral Account Agreement dated as of December 9th, 1996 entered into between Borrower and Lender, and any amendment, modification or replacement thereof.

                 CERCLA - the meaning ascribed thereto in the definition of Environmental Laws.

                 Closing Date - the date on which all of the conditions precedent in Section 8 are satisfied and the initial Loan is made hereunder.



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                 Code - the Uniform  Commercial  Code as adopted and in force in the State of Georgia, as from time to time in effect.

                 Collateral - all of the Property and interests in Property described in Section 5 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                 Cyclotron  -  a  proton   accelerator  used  for  manufacturing
radioactive material.

                 Debt Service Coverage Ratio - for any period, (a)(i) Borrower's EBITDA for such period, minus (ii) taxes paid during such period, minus (iii) any dividends or other distributions to shareholders made during such period, divided by (b) total principal and interest payable on Indebtedness for Money Borrowed during such period.

                 Deeds to Secure Debt - (a) the Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement dated as of September 14, 1992 between Borrower and Lender relating to Land Lot 298 of the 7th District, Gwinnett County, Georgia, (b) the Security Deed and Agreement dated as of May 17, 1996 between Borrower and Lender relating to Land Lot 170, 8th Land District, Hall County, Georgia and in Pucketts G.M.D. 1397, Gwinnett County, Georgia, (c) the Security Deed and Agreement dated as of September 6, 1996 between Borrower and Lender relating to Land Lot 170, 8th Land District, Hall
County, Georgia and (d) any amendments, modifications or replacements of the foregoing.

                 Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                 EBITDA - for any period, the Net Income of Borrower for such period, plus, without duplication and to the extent reflected as charges in the statement of Net Income for such period, the sum of (i) taxes measured by income, (ii) Interest Expense and (iii) depreciation and amortization expense.

                 Environmental Claims - any written notice of any Governmental Authority alleging potential liability for damage to the environment or by any Person alleging potential liability for personal injury (including sickness, disease or death), in either case resulting from or based upon (a) the presence or Release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Substance at, in or from the property, whether or not owned or leased by Borrower or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

                 Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Clean Air Act, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

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                 Equipment - equipment,  Cyclotrons,  machinery,  computers  and computer hardware, vehicles, tools, dies and jigs, furniture, trade fixtures and fixtures, all attachments, accessories and property now or hereafter affixed thereto or used in connection therewith, substitutions and replacements thereof wherever located, whether now owned or hereafter acquired by Borrower.

                 ERISA - the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

                 Event of Default - as defined in Section 9.1 of this Agreement.

                 GAAP - generally accepted accounting principles in the United States of America on the date hereof, except that, for purposes of Section 7.1(I) of this Agreement, such term shall mean such principles in effect from time to time.

                 Governmental Authority - any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                 Hazardous Substances - any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including without limitation, polychlorinated biphenyls ("PCBs"), asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental Laws.

                 Indebtedness - as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (ii) all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the Obligations.

                 Interest Expense - for any period, interest payments accrued in respect to Indebtedness for Money Borrowed, together with fees associated therewith (other than fees payable on or prior to the Closing Date), and shall include the interest payments for such period in respect of Capitalized Lease Obligations, all as determined in accordance with GAAP.

                 Interest Period - (a) in the case of the determination of any Adjusted LIBOR, a one, two, three, four, five or six month period as selected by Borrower and (b) in the case of the determination of any Treasury Rate, a one, two, three or five year period, but (c) in the event any Interest Period would end on a day which is not a Business Day, such Interest Period shall be deemed to end on the immediately succeeding Business Day unless such extension would cause such Interest Period to end on the next calendar month in which case such Interest Period shall be deemed to end on the immediately preceding Business Day, (d) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest

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Period ends shall expire on the immediately preceding Business Day, and (e) with respect to any Loans prior to the Revolving Credit Facility Expiration Date, Borrower shall not be entitled to select any Interest Period which extends beyond the Revolving Credit Facility Expiration Date and (f) with respect to any Loans after the Revolving Credit Facility Expiration Date, Borrower shall not be entitled to select an Interest Period which extends beyond the Maturity Date.

                 Inventory - raw materials, work in process, finished goods, and all other inventory of whatsoever kind or nature, wherever located, whether now owned or hereafter existing or acquired by Borrower, including, without limitation, all wrapping, packaging, advertising, shipping materials, and all of Borrower's right, title and interest therein and thereto.

                 Letter of Credit - any standby letter of credit issued by Lender on the account of Borrower pursuant to a Letter of Credit Agreement for the purpose of guaranteeing Cyclotron payments and decommissioning costs, for Capital Expenditures and for general corporate purposes.

                 Letter of Credit Agreement - any letter of credit agreement between Borrower and Lender with respect to the issuance of the Letters of Credit, and any amendments, modifications or replacements of the foregoing.

                 Leverage Ratio - as of the applicable calculation date, the ratio of Borrower's Indebtedness to its Tangible Net Worth.

                 LIBOR Advance - any Loans hereunder (or portion thereof) which bear interest based on Adjusted LIBOR.

                 Lien - any interest in Property securing an obligation owed to, or a claim by a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or Lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                 Loan Documents - this Agreement and the Other Agreements.

                 Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, the Revolving Credit Loans and, if converted to term loans in accordance with this Agreement, all Revolving Credit Loans converted to such term loans.

                 Material Adverse Effect - any materially adverse effect (a) upon the business, assets, liabilities, Properties, financial condition, or

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results of operations of Borrower, or (b) upon the ability of Borrower to ensure performance under this Agreement or any other Loan document, or (c) upon the rights, benefits or interests of Lender in or to this Agreement, any other Loan Document or the Collateral, in each case, resulting from any act, omission, situation, status, event, or undertaking, (other than by the gross negligence or willful misconduct of Lender) either singly or taken together.

                 Maturity Date - June 30, 1997, or if the Revolving Credit Loans are termed-out pursuant to Section 2.1(B) of this Agreement, June 30, 2002 or such earlier date as the Obligations shall become due (whether by acceleration or otherwise).

                 Money Borrowed - as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes, reimbursement or indemnity agreements with respect to letters of credit (only to the extent such letters of credit guaranty obligations which do not otherwise constitute Indebtedness for Money Borrowed under clauses (i) through (iv) hereof) or similar instruments, or
(C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property;
(iii) Indebtedness that constitutes a Capitalized Lease Obligation; and (iv) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

                 Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                 Net  Income  -  for  any  period,   net  income  determined  in
accordance with GAAP.

                 Note - the Revolving Credit Note.

                 Obligations - all loans and all other advances, debts, liabilities, obligations covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty, reimbursement or indemnity agreement with respect to a letter of credit (only to the extent such letter of credit guaranties obligations which do not otherwise constitute Obligations hereunder), or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges expenses, fees, attorney's fees and any other sums chargeable to Borrower under any of the Loan Documents.

                 OSHA - the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

                 Other Agreements - the Note, the Deeds to Secure Debt, any Letter of Credit Agreement, the Cash Collateral Account Agreement and any and all agreements, instruments and documents (other than this Agreement),

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heretofore,  now or  hereafter  executed by Borrower or  delivered  to Lender in respect of the transactions contemplated by this Agreement.

                 Permitted Liens - any other Lien of a kind specified in subparagraphs (i) through (viii) of Section 7.2(E) of this Agreement.

                 Person - an individual, partnership, corporation, limited liability company, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

                 Prime Rate - the rate of interest announced or quoted by Lender from time to time as its Prime Rate, whether or not such rate is the lowest rate charged by Lender to its most preferred borrowers; and, if the Prime Rate is discontinued by Lender as a standard, a comparable reference rate designated by Lender as a substitute therefor shall be the Prime Rate. After the date hereof, such rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Prime Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Prime Rate becomes effective. The Prime Rate in effect on the date hereof shall be the Prime Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Prime Rate in effect on the date hereof shall be the Prime Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

                 Prime Rate Advance - any Loans hereunder (or portion thereof) which bear interest at the Prime Rate.

                 Prohibited Transaction - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

                 Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 Purchase Money Indebtedness - means and includes (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                 Purchase Money Lien - a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                 Release - any discharge, emission, release, or threat thereof, including a "Release" as defined in CERCLA at 42 U.S.C. Section 9601(22); and the term "Released" has a meaning correlative thereto.

                 Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                 Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) Property to be used in the ordinary course of business, (ii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower; (iii) investments in the capital stock of Borrower, not to exceed $10,000 in aggregate fair market value at any one time; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (v) investments in certificates of deposit or other time deposits maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and (vii) other investments made through the Cash Collateral Account.

                 Revolving Credit Facility Expiration Date - June 30, 1997.

                 Revolving Credit Facility - the facility established pursuant to Section 2 of this Agreement pursuant to which Lender shall make Revolving Credit Loans to Borrower.

                 Revolving  Credit  Loan - a Loan made by Lender as  provided in
Section 2 of this Agreement.

                 Revolving Credit Loan Account - the loan account established on the books of Lender pursuant to Section 2.3 hereof and in which Lender will record all Revolving Credit Loans, payments made on such Loans and other appropriate debits and credits as provided by this Agreement.

                 Revolving Credit Note - the Replacement Revolving Credit Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A attached hereto, as the same may be modified or amended from time to time after execution and delivery thereof.

                 Revolving Credit Maximum Availability - $11,000,000 (as such amount may be adjusted from time to time pursuant to this Agreement).

                 Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                 Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                 Tangible Net Worth - with respect to Borrower, (i) the aggregate book value of assets (after deduction therefrom of all applicable reserves and allowances), minus (ii) net book value of goodwill, patents, franchises, trademarks and tradename, research and development expenses and all other intangibles, minus (iii) total liabilities, minus (iv) advances to or investments in Affiliates, all as determined in accordance with GAAP.

                 Term-Out Requirements - (i) Lender shall have received from Borrower, on or prior to the Revolving Credit Facility Expiration Date, financial statements for Borrower's fiscal year ending on December 31, 1996 and financial statements for Borrower's fiscal quarter ending March 31, 1997, prepared in accordance with Sections 7.1(I)(i) and 7.1(I)(ii) hereof, respectively, and demonstrating Borrower's compliance with the financial covenants set forth in Sections 7.2(L), 7.2(M), 7.2(N), 7.2(O) and 7.2(R) hereof, (ii) Lender shall have received from Borrower a certificate dated as of the Revolving Credit Facility Expiration Date (a) reaffirming all of the representations and warranties of Borrower as contained in this Agreement and the other Loan Documents except as to those changes otherwise consented to by Lender or contemplated herein and (b) certifying compliance with all covenants of Borrower contained in this Agreement, (iii) Borrower shall have paid to Lender a term-out fee equal to .125% of the outstanding principal balance of the Revolving Credit Loans as of the Revolving Credit Facility Expiration Date and
(iv) no Default or Event of Default shall exist or be continuing on the Revolving Credit Facility Expiration Date.

                 Treasury Rate - for any Interest Period, the rate per annum for constant maturities of U.S. treasury bills having a term equal to the applicable Interest Period as published by the Board of Governors of the Federal Reserve System in Statistical Release H.15(519) (or, in the event of the non-publication of such Release, other appropriate Federal Reserve Board publications of such rate) on the date that is two (2) Business Days prior to the beginning of such Interest Period.

                 Treasury Rate Advance - any Loans hereunder (or portion thereof) which bear interest at the Treasury Rate.

           1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 6.l(K), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

           1.3. Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

           1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement.

SECTION 2.  REVOLVING CREDIT FACILITY

           Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender shall make a revolving credit facility of up to the Revolving Credit Maximum Availability available to Borrower upon Borrower's request therefor, as follows:

           2.1.  Revolving Credit Loans.

                 (A) Subject to the terms and conditions of this Agreement, Lender shall make Revolving Credit Loans to Borrower from time to time prior to the Revolving Credit Facility Expiration Date in accordance with the terms of
Section 2.2 hereof up to a maximum principal amount at any time outstanding equal to the Revolving Credit Maximum Availability. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note. It is expressly understood and agreed that the Revolving Credit Maximum Availability shall be the maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. Lender shall not be obligated to make Revolving Credit Loans at any time that there exists a Default or an Event of Default or at any time on or after the Revolving Credit Facility Expiration Date. Notwithstanding anything herein to the contrary, the sum of the aggregate outstanding principal balance of the Revolving Credit Loans at any one time plus the aggregate stated amount of all Letters of Credit then outstanding may not exceed the Revolving Credit Maximum Availability as then in effect.

                 (B) On the Revolving Credit Facility Expiration Date, the entire unpaid balance of the Revolving Credit Loans shall be due and payable; provided, however, that if Borrower meets all of the Term-Out Requirements on the Revolving Credit Facility Expiration Date, the outstanding principal balance of the Revolving Credit Loans automatically shall term-out on the Revolving Credit Facility Expiration Date without any further action by Borrower or Lender and the outstanding principal balance of the Revolving Credit Loans shall be payable (and interest shall accrue and be payable thereon) as follows:

                     (i) Interest shall accrue at the rates per annum set forth in Section 2.4(C) hereof.

                     (ii) The outstanding principal balance on the Revolving Credit Facility Expiration Date shall be payable in sixty (60) equal consecutive installments, commencing on July 31, 1997 and continuing to be due on the same day of each succeeding month thereafter until June 30, 2002, at which time all unpaid principal and accrued interest shall be due and payable in full.

                     (iii) Accrued interest on the Revolving Credit Note shall be due and payable monthly in arrears on the last day of each month for Prime Rate Advances and Treasury Rate Advances, and on the last day of each Interest Period for LIBOR Advances; provided, however, that for any LIBOR Advance for which the Interest Period is in excess of one month, interest shall be due and payable on the last day of each month during the term of such Interest Period as the day on which such LIBOR Advance was made.

                 (C) Borrower may prepay the Revolving Credit Loans in whole or in part in accordance with the terms and conditions of Section 2.4 hereof.

                 (D) If the unpaid balance of the Revolving Credit Loans should exceed the Revolving Credit Maximum Availability, or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all benefits thereof.

                 (E) Insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of such Revolving Credit Loan, the Revolving Credit Maximum Availability (any such Loan or Loans being herein referred to individually as a "Revolving Credit Overadvance" and collectively as "Revolving Credit Overadvances"), Lender shall enter such Revolving Credit Overadvances as debits in the Loan Account. All Revolving Credit Overadvances shall be repaid on demand and shall be evidenced by the Revolving Credit Note.

                 (F) The Revolving Credit Loans shall be used solely for Borrower's general corporate needs, Capital Expenditures and real estate purchases, all to the extent not inconsistent with the provisions of this Agreement.

           2.2. Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility established pursuant to Section 2.1 shall be as follows:

                 (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit C attached hereto, signed by an authorized officer of Borrower, provided that in the case of Prime Rate Advances, such notice shall be given to Lender not later than 10:00 a.m. (Atlanta, Georgia time) on the Business Day of the date of a proposed Prime Rate Advance, in the case of LIBOR Advances, such notice shall be given to Lender at least two (2) Business Days prior to the date of a proposed LIBOR Advance, and in the case of Treasury Rate Advances, such notice shall be given to Lender at least five (5) Business Days prior to the date of a proposed Treasury Rate Advance, and further provided that any notice given to Lender under this Section shall be given to Lender prior to 10:00 a.m. (Atlanta, Georgia time) in order for such Business Day to count towards the minimum number of Business Days required; (ii) the becoming due of any other Obligation, to the extent not paid by Borrower, on the due date thereof, after giving effect to any applicable grace periods, shall be deemed, at Lender's discretion, irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due and (iii) pursuant to the terms of Borrower's Autoborrow account or similar account with Lender.

                 (B) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time and (ii) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(ii) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

           2.3. Loan Account. Lender shall enter all Revolving Credit Loans as debits to the Revolving Credit Loan Account and shall also record in the Revolving Credit Loan Account all payments made by Borrower on Revolving Credit Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

           2.4.  Interest.

                 (A) Calculation. Interest shall accrue and be payable on the principal amount of the Revolving Credit Loans calculated on the basis of a 360-day year for the actual number of days elapsed, at the rate or rates of interest set forth below. In computing interest on any Loan hereunder, the date of making the Loan shall be included and the date of payment shall be excluded (except when a Loan is continued or converted as a new Loan under Section 2.4(E) hereof on such date of payment). Any payment received after 12:00 p.m. (Atlanta, Georgia time) on any Business Day shall be deemed received on the following Business Day.

                 (B) Interest Rate Prior to Revolving Credit Facility Expiration Date. From the date hereof until (but not including) the Revolving Credit Facility Expiration Date, the unpaid principal balance of the Revolving Credit Loans shall bear interest at a rate per annum equal to the Prime Rate; provided, however, that Borrower may, by a written notice (or by telephonic notice promptly confirmed in writing) delivered to Lender not later than 10:00 am (Atlanta, Georgia time) on the second Business Day prior to any Interest Period designated by Borrower in such notice, direct that interest accrue on the unpaid principal balance of the Revolving Credit Loans (or any portion thereof which is in an amount of not less than $250,000 or any greater integral multiple thereof) outstanding from time to time during such Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR for such Interest Period plus two (2) percentage points (2.0%), provided, however, that (i) upon the occurrence and during the continuation of any Event of Default, Lender may, upon notice to Borrower, suspend Borrower's right to use the aforesaid Adjusted LIBOR option, and (ii) Borrower may not have more than four (4) Adjusted LIBOR-based interest rates in effect hereunder at any one time. Each such designation by Borrower of an interest rate for the Revolving Credit Loans based on the Adjusted LIBOR and of an Interest Period applicable thereto shall be irrevocable and shall remain in effect throughout such Interest Period. Upon determining any interest rate based on the Adjusted LIBOR for an Interest Period requested by Borrower, Lender shall notify the Borrower by telephone (which may be confirmed in writing by Lender) of such determination, and such determination shall, in the absence of manifest error, be final, conclusive and binding for all purposes.

                 (C) Interest Rate After Revolving Credit Facility Expiration Date. If Borrower does not pay in full the outstanding principal balance of the Revolving Credit Loans on the Revolving Credit Facility Expiration Date and repayment of the Revolving Credit Loans is extended pursuant to Section 2.1(B) hereof, then, commencing on the Revolving Credit Facility Expiration Date, the unpaid principal balance of the Revolving Credit Loans shall bear interest at a rate per annum equal to the Prime Rate; provided, however, that Borrower may, by a written notice (or by telephonic notice promptly confirmed in writing) delivered to Lender not later than 10:00 am (Atlanta, Georgia time) on the second Business Day prior to the commencement of any Interest Period designated by Borrower in such notice, direct that interest accrue on the unpaid principal balance of the Revolving Credit Loans (or any portion thereof which is in an amount of not less than $250,000 or any greater integral multiple thereof in the case of LIBOR Advances, and in an amount not less than $1,000,000 or any greater integral amount thereof in the case of Treasury Rate Advances) outstanding from time to time during such Interest Period at a rate per annum equal to either (a) the sum of the Adjusted LIBOR for such Interest Period plus the Applicable Interest Rate Margin in effect from time to time and as more fully set forth in
Section 2.4(D) below or (b) the sum of the Treasury Rate for such Interest Period plus the Applicable Interest Rate Margin in effect from time to time and as more fully set forth in Section 2.4(D) below.

                 (D) Applicable Interest Rate Margin. Commencing on the Revolving Credit Facility Expiration Date, the Applicable Interest Rate Margin for LIBOR Advances or Treasury Rate Advances shall be the interest rate margin determined by Lender based upon Borrower's Debt Service Coverage Ratio for the four (4) quarter period ending on the last day of the most recent fiscal quarter for which financial statements have been provided to Lender, effective as of the second Business Day after the financial statements referred to in Sections 7.1(I)(i) and 7.1(I)(ii) hereof, and an accompanying certificate of the chief financial officer of Borrower in the form of Exhibit B attached hereto, are delivered by Borrower to Lender for the fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:

 -------------------------------- =============================================
 If Borrower's Debt Service       Then, the Applicable Interest Rate Margin
 Coverage Ratio is:               shall be:
 -------------------------------  =============================================
 Less than 2.0 to 1.0             2.250% for LIBOR Advances
                                                OR
                                  2.500% for Treasury Rate Advances
 ================================ =============================================
 Greater than 2.0 to 1.0 but      2.125% for LIBOR Advances
 Less than 2.5 to 1.0                           OR
                                  2.375% for Treasury Rate Advances
 ================================ =============================================
 Greater than 2.5 to 1.0 but      2.000% for LIBOR Advances
 Less than 3.0 to 1.0                           OR
                                  2.250% for Treasury Rate Advances
 ================================ =============================================
 Greater than 3.0 to 1.0 but      1.875% for LIBOR Advances
 Less than 3.5 to 1.0                           OR
                                  2.125% for Treasury Rate Advances
 ================================ =============================================
 Greater than 3.5 to 1.0          1.750% for LIBOR Advances
                                                OR
                                  2.000% for Treasury Rate Advances
 ================================ =============================================

In the event that Borrower fails to timely provide the financial statements and certificate referred to above in accordance with the terms of Sections 7.1(I)(i) and 7.1(I)(ii) hereof, and without prejudice to any additional rights under
Section 9.3 hereof or otherwise, no downward adjustment of the Applicable Interest Rate Margin in effect for the preceding quarter shall occur until the actual delivery of such financial statements and certificate.

                 (E) Conversions and Continuations.

                     (i) Borrower may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect
(A) to continue all or any part of a LIBOR Advance by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding

Interest Period, or (B) subject to the availability of interest rates as provided in Sections 2.4(B), 2.4(C) and 2.4(D) hereof, to convert all or any part of a Loan of one type into a Loan of another type; provided, however, that Lender shall not be obligated to convert any outstanding Loan into or continue any outstanding Loan as a LIBOR Advance when any Default or Event of Default has occurred and is continuing. Any conversion of a LIBOR Advance into a Prime Rate Advance shall be made on the last day of the Interest Period for such LIBOR Advance.

                     (ii) Whenever Borrower desires to convert or continue Loans under Section 2.4(E)(i), Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit D, signed by an authorized officer of Borrower, on the requested conversion date by 10:00 a.m. in the case of a conversion into a Prime Rate Advance, by 10:00 a.m. at least two (2) Business Days before the requested conversion or continuation date in the case of a conversion into or continuation of a LIBOR Advance and by 10:00 a.m. at least five (5) Business Days before the requested conversion or continuation date in the case of a Treasury Rate Advance. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as a LIBOR Advance or a Treasury Rate Advance (and, if so, the duration of the Interest Period to be applicable thereto) or a Prime Rate Advance. If upon the expiration of any Interest Period in respect of any LIBOR Advance or a Treasury Rate Advance, Borrower shall have failed to deliver the Notice of
Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Advance or Treasury Rate Advance to a Prime Rate Advance.

                 (F) Upon Default. During the existence of any Event of Default, the unpaid principal balance of the Revolving Credit Loans and, to the extent permitted by law, the accrued interest balance of the Revolving Credit Loans shall bear interest on each day until paid at the higher of the Prime Rate or the interest rate otherwise in effect under this Agreement, plus in either case, in Lender's discretion, up to an additional two percentage points (2.0%), but only to the extent that payment of such interest on such principal or interest is enforceable under applicable law.

                 (G) Prepayments. All payments or prepayments on the Revolving Credit Loans shall be applied first to interest accrued on the Revolving Credit Loans through the date of such payment or prepayment and then to principal (and, if principal is then payable in installments, partial principal prepayments shall be applied to such installments in the inverse order of their maturity).

                 (H) Reimbursement. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, a prepayment of any portion of the principal balance of the Revolving Credit Loans which is then outstanding as a LIBOR Advance or a Treasury Rate Advance may be made without penalty by Borrower only on the last day of the Interest Period applicable thereto and, if any such prepayment is made on a day that is not the last day of the applicable Interest Period, Borrower shall pay to Lender, upon Lender's written request to the Borrower therefor (which request shall set forth the basis for the request of such payment in reasonable detail and, in the absence of manifest error, shall be final, conclusive and binding on Lender and Borrower), an amount equal to any and all losses, expenses and liabilities (including, without limitation, any interest paid by Lender to the extent not recovered by the Lender in connection with its re-employment of the prepaid funds) which Lender may sustain as a result of such prepayment. The calculation of any and all amounts payable to Lender with respect to any portion of the principal balance of the Revolving Credit Loans outstanding as LIBOR Advances shall be made as though Lender had actually funded such portion through the purchase of deposits in the London interbank market; provided, however, that Lender may fund such portion of the Revolving Credit Loans in any manner it sees fit and the foregoing assumptions shall be used only for calculation of amounts which may be payable under the Revolving Credit Loans.

                 (I) Maximum Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Credit Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Credit Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower and such rate shall automatically be reduced to the maximum rate permitted by such law.

SECTION 3.  LETTERS OF CREDIT  LETTERS OF CREDIT LETTERS OF CREDIT

           3.1.  Amounts, Terms and Issuance of Letters of Credit.

           If requested to do so by Borrower, Lender may, in its discretion, issue one or more Letters of Credit for the account of Borrower; provided, however that the sum of the aggregate outstanding principal balance of the Revolving Credit Loans at any one time plus the aggregate stated amount of all Letters of Credit then outstanding may not exceed the sum of the Revolving Credit Maximum Availability as then in effect and any amounts paid by Lender with respect to any draw under any such Letter of Credit shall be deemed to be a Revolving Credit Loan and shall bear interest and shall be repayable in accordance with the terms hereof and of the Revolving Credit Note unless such amount is immediately reimbursed by Borrower on demand therefor by Lender.

           3.2.  Fees.

           Borrower shall pay to Lender for the issuance of each Letter of Credit on or after the date hereof a fee in the amount of one and one quarter of one percent (1.25%) per annum of the face amount of such Letter of Credit, which fee shall be payable in full on the issuance of such Letter of Credit. Borrower shall also pay or reimburse Lender for normal and customary costs or expenses incurred by Lender in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

           3.3.  Reimbursement Obligations Absolute.

           Borrower agrees that any action taken or omitted to be taken by Lender in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of Lender, shall be binding on Borrower as between Borrower and Lender, and shall not result in any liability of Lender to Borrower. The obligation of Borrower to reimburse Lender for a drawing under any Letter of Credit or for advances made by Lender on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                 (A)  Any  lack  of  validity  or  enforceability  of  any  Loan
Document;

                 (B) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                 (C) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                 (D) The existence of any claim, set-off, defense or any right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

                 (E) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of Lender;

                 (F) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                 (G) Any breach of any agreement between Borrower and any beneficiary or transferee of any Letter of Credit;

                 (H) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, provided that such transaction shall not have constituted gross negligence or willful misconduct of Lender;

                 (I) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code, provided that such error, omission, interruption or delay shall not have been caused by gross negligence or willful misconduct of Lender;

                 (J) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of Lender;

                 (K) Any other circumstances arising from causes beyond the control of Lender; and

                 (L) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of Lender.

SECTION 4. TERMINATION; PAYMENTS; FEES AND COSTS

           4.1.  Termination.

                 (A) Upon at least thirty (30) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement, provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and there are no Letters of Credit still issued and outstanding.

                 (B) Lender may terminate this Agreement at any time upon written notice to Borrower upon the occurrence and during the continuation of an Event of Default.

                 (C) All of the Obligations arising hereunder or evidenced by the Note shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation, including without limitation any Letters of Credit which may be still outstanding, or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement, or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral, and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

                 (D) It is understood that Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement may be terminated singly.

           4.2.  Costs, Fees and Expenses

                 (A) On the date of this Agreement, Borrower shall pay Lender a non-refundable closing fee for the Revolving Credit Facility in the amount of $13,750.00, which closing fee shall be fully earned when due and shall be non-refundable when paid.

                 (B) Borrower shall pay to Lender an unused commitment fee on the aggregate unused amount of the Revolving Credit Maximum Availability (which will accrue from the date hereof) at a rate of .2% per annum. Such unused commitment fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each fiscal quarter, commencing on December 31, 1996 and on the Revolving Credit Facility Expiration Date, shall be fully earned when due, and shall be non-refundable when paid.

                 (C) Costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower, on demand, to Lender or to any other Person designated by Lender in writing.

           4.3. Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by this Agreement a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Lender may offset such credit balance upon or after the occurrence of an Event of Default.

           4.4. Statements of Account. Lender will account to Borrower monthly with a statement of Loans, Letters of Credit, charges and payments made pursuant to this Agreement and such account rendered by Lender shall (absent manifest error) be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each account was sent to Borrower at its address set forth herein for notices. Such notice shall only be deemed an objection to those items specifically objected to therein.

           4.5. All Loans and Obligations to Constitute One Obligation. The Loans (including without limitation any and all Revolving Credit Overadvances) shall constitute one general obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

           4.6. Capital Adequacy. Without limiting any other provisions of this Agreement, in the event that Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation by any governmental authority or application thereof by any governmental authority after the date of this Agreement, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction over Lender which is introduced or changed after the date of this Agreement, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration Lender's policies with respect to capital adequacy and assuming the full utilization of Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by Lender to be material, then Lender shall promptly after its determination of such occurrence notify Borrower thereof. The Borrower agrees to pay to Lender as an additional fee from time to time, within ten (10) days after written notice and demand by Lender, such amount as Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder. A certificate of Lender claiming compensation under this Section shall be conclusive in the absence of manifest error or fraud and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, Lender may use reasonable averaging and attribution methods.

SECTION 5. COLLATERAL: GENERAL TERMS

           5.1. Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                 (A) All Accounts;

                 (B) All monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender, including, without limitation the Cash Collateral Account;

                 (C) All Equipment, including, without limitation, the Equipment described on Schedule 5.1(C) attached hereto;

                 (D) All Inventory including, without limitation, the Inventory described on Schedule 5.1(D) attached hereto;

                 (E) All of the real property described on Schedule 5.1(E) attached hereto, including, without limitation, all easements, tenements, all buildings, structures and improvements now or hereafter placed on the real property, and all fixtures now or hereafter installed, located therein, and all appurtenances thereto, thereon or therein.

                 (F) All substitutions for and all replacements, products and cash and non-cash proceeds of any of the Collateral described in (A), (B), (C),
(D) or (E) above, including, without limitation, proceeds of any of such Collateral; and

                 (G) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of the Collateral described in (A), (B), (C), (D), (E) or (F) above.

           5.2. Representations, Warranties and Covenants-Collateral. To induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants to Lender.

                 (A) Borrower has good and marketable title to and ownership of the Collateral. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

                 (B) The Liens granted to Lender shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof.

                 (C) Borrower shall pay and discharge when due or within any period when payment may be made without penalty all taxes, levies, and other charges (except those being contested in good faith by appropriate proceedings and for which appropriate reserves have been established) upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral except that Borrower's failure to pay any such taxes shall not be deemed an Event of Default so long as Borrower's failure to pay any such taxes has not given rise to a Lien other than a Permitted Lien. This indemnity shall include reasonable attorneys' fees and legal expenses.

           5.3. Financing Statements. Borrower agrees to execute the financing statements provided for by the Code together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

           5.4. Cash Collateral Account. The Obligations also shall be secured by the Cash Collateral Account pursuant to the Cash Collateral Account Agreement.

SECTION 6.  REPRESENTATIONS AND WARRANTIES

           6.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

                 (A) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 6.1(A) attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and in which the failure to be so qualified would have a Material Adverse Effect.

                 (B) Corporate Names. During the preceding five (5) years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Schedule 6.1(B) attached hereto and made a part hereof. Except as set forth on Schedule 6.1(B), Borrower has not, during the preceding five (5) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                 (C) Corporate Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws, (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

                 (D) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

                 (E) Use of Proceeds. Borrower's uses of the proceeds of any advances made by Lender to Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof.

                 (F) Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U or X of said Board of Governors.

                 (G) Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for those the absence of which would not reasonably be expected to have a Material Adverse Effect.

                 (H) Solvent Financial Condition. Borrower is now and, after giving effect to the initial Loans to be made hereunder, at all times will be, Solvent.

                 (I) Litigation. Except as set forth on Schedule 6.1(I) attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, or the business, operations, Properties, prospects, profits or condition of Borrower, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Schedule 6.1(I) is reasonably expected to have a Material Adverse Effect. Borrower is not in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal which is reasonably expected to have a Material Adverse Effect.

                 (J) Title to Properties. Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, including, without limitation, the Accounts, Inventory and Equipment, in each case, free and clear of all Liens except Permitted Liens.

                 (K) Financial  Statements.  The balance sheet of Borrower as of
September 30, 1996, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial position of Borrower at such dates and the results of Borrower's operations for such periods. Since September 30, 1996, there has been no material adverse change in the condition, financial or otherwise, of Borrower, except changes in the ordinary course of business, which individually or in the aggregate has been materially adverse. Borrower has a fiscal year ending December 31.

                 (L) Full Disclosure.  The financial  statements  referred to in
Section 6.1(K) above, do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, profits, or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.

                 (M) Pension Plans. Except as disclosed on Schedule 6.1(M) attached hereto and made a part hereof, Borrower has no Plan. Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation, including, but not limited to, any Reportable Event or Prohibited Transaction exists in connection with any Plan which would create a liability of Borrower. Borrower does not have any withdrawal liability in connection with a Multiemployer Plan.

                 (N) Taxes. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable, except such taxes, if any, as are being actively contested in good faith and as to which adequate reserves have been provided. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year.

                 (O) Compliance With Laws. Except with respect to Environmental Laws, which are covered in Section 6.1(P) below, Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance with, in all material respects, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation other than as listed on Schedule 6.1(P). None of such notices of noncompliance could reasonably be expected to have a Material Adverse Effect.

                 (P) Environmental Laws.

                     (i) Borrower is in compliance with all Environmental Laws, with the exceptions of instances that will not in the aggregate result in any material liability on the part of Borrower.

                     (ii) Except as described in Schedule 6.1(P), Borrower has not received notice of any failure to comply with, nor has any such notice been issued that has not been satisfied so as to bring any property of Borrower into compliance with, all Environmental Laws. All licenses, permits or registrations (or any extensions thereof) required under any Environmental Laws for the business of Borrower as proposed to be conducted have been obtained, with the exception of instances that are not in the aggregate reasonably likely to have a

Material Adverse Effect, and Borrower is in material compliance therewith. Borrower is in compliance with, and is not in breach of or default under applicable order of any Governmental Authority and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach or default thereunder.

                     (iii) Except as described in Schedule 6.1(P), (a) no Hazardous Substance has been Released (and no written notification of such Release has been filed) or is present (whether or not in a reportable or threshold planning quantity) at, on or under any property owned or leased by Borrower during the period of Borrower's ownership or lease, under conditions that required substantial remedial action under applicable Environmental Laws, and (b) no property now or previously owned or leased by Borrower during the period of Borrower's ownership or lease has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup. Borrower is not aware of any event, condition or circumstances involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that could reasonably be expected to materially adversely effect the operations, Properties, business, prospects, profits or financial condition of Borrower. Borrower and Lender acknowledge and agree that certain Inventory consists of radioactive isotopes, which shall be handled in compliance with all Environmental Laws.

                 (Q) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness of Borrower to any Person for Money Borrowed.

                 (R) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                 (S) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

           6.2. Reaffirmation.Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents except those relating to a specific date and except as to those changes otherwise consented to by Lender or contemplated herein.

           6.3. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of

Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents in all material respects, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 7.  COVENANTS AND CONTINUING AGREEMENTS

           7.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                 (A) Taxes and Liens. Pay and discharge all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, or within any period prior to the imposition of penalties, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties or Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, would become a Lien against any of Borrower's Properties except for Permitted Liens.

                 (B) Tax Returns. File all federal, state and local tax returns and other reports Borrower is required by law to file, and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

                 (C) Business and Existence. Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary and in which the failure to so qualify would materially and adversely affect its business operations or financial condition.

                 (D) Maintain Properties. Maintain its Properties in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto to the extent permitted hereby and except as caused by ordinary wear and tear, obsolescence, loss or damage.

                 (E) Compliance with Laws. Comply with all laws, ordinances, governmental rules and regulations, in all material respects, to which it is subject, and obtain and keep in force any and all governmental licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business which, if not so maintained, would be reasonably likely to have a Material Adverse Effect.

                 (F) ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan, (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates, (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan, and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

                 (G) Business Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

                 (H) Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and without any unreasonable or material delay, hinderance or disruption of Borrower's business, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records and discuss with its officers, its employees and its independent accountants, Borrower's business assets, liabilities, financial condition, business prospects and results of operations. Provided there shall be no ongoing and uncured Event of Default, (i) Lender shall give Borrower at least one Business Day's notice of any such inspection and (ii) Borrower may impose reasonable limitations on Lender's inspection of Borrower's business operations involving Hazardous Substances to ensure compliance with Environmental Laws and the safe handling of such Hazardous Substances.

                 (I) Financial Statements. Cause to be prepared and furnished to Lender the following:

                     (i) as soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower audited financial statements (accompanied by an unqualified report from Borrower's certified public accountants) of Borrower as of the end of such year prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender, which acceptance shall not be unreasonably withheld;

                     (ii) as soon as  possible,  but not later  than  forty-five
(45) days after the end of each fiscal quarter, unaudited interim financial statements of Borrower as of the end of such quarter and of the portion of Borrower's fiscal year then elapsed, certified by the chief financial officer of Borrower as prepared in accordance with GAAP consistently applied and fairly presenting the financial position and results of operations of Borrower for such quarter and period (subject to normal recurring year end adjustments);

                     (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                     (iv) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of

Borrower, accounts payable ledgers, and bank statements.

           Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 7.1(I), Borrower shall cause to be prepared and furnished to Lender a certificate of the chief financial officer of Borrower in the form of Exhibit B attached hereto duly completed.

                 (J) Notices to Lender. Notify Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which would reasonably be expected to have a Material Adverse Effect; (ii) at least thirty (30) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $100,000; (v) promptly after Borrower's learning thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower in excess of $100,000; (vii) promptly after the rendition thereof, of any judgment rendered against Borrower in excess of $100,000 and (viii) promptly after the occurrence thereof, any resignation, retirement, termination, appointment or substitution, whether permanent or temporary, of the chief executive officer, chief operating officer or chief financial officer of Borrower.

                 (K) Environmental Laws. Borrower will:

                     (i) comply in all material respects with any and all licenses, approvals, registrations or permits required by Environmental Laws;

                     (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings, and

                     (iii) promptly notify Lender of any of the following:

                     (a) any Environmental Claim that Borrower receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any Hazardous Substance contained on any property owned or leased by Borrower;

                     (b) any notice of any alleged violation of or knowledge by Borrower of Environmental Law; and

                     (c) any commencement or threatened commencement of any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental Law by Borrower.

                     Borrower agrees to indemnify Lender and its directors, officers, employees, agents and Affiliates (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements actually incurred) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Borrower or to the Collateral, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees actually incurred, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee seeking indemnification therefor. The obligations of Borrower under this Section shall survive the termination of this Agreement indefinitely.

                 (L)| Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed reasonably necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds $5,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act.

                 (M) Insurance. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business and against such casualties, liabilities and contingencies of such type (including, without limitation, public liability, product liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for similarly situated Persons engaged in businesses similar to those of Borrower.

                 (N) Primary Banking Relationships. To the maximum extent permitted by applicable law, Borrower shall maintain its primary banking relationships with Lender.

                 (O) Title Policy Endorsement. Within thirty (30) days after the date hereof, Borrower agrees to deliver or cause to be delivered to Lender, at Borrower's expense, a title insurance endorsement to Lender's existing title insurance policy in form and substance reasonably satisfactory to Lender.

           7.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

                 (A) Mergers; Consolidations; Acquisitions. Merge or consolidate with any Person or acquire all or any substantial part of the Properties of any Person.

                 (B) Loans. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees, except that Borrower may have loans or other advances of money outstanding to its employees so long as the aggregate outstanding principal balance thereof does not exceed $150,000 at any one time.

                 (C) Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.

                 (D) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection in the ordinary course of business.

                 (E)  Limitation  on  Liens.  Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 7.1(A) hereof, but only if in Lender's reasonable judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral, (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required (or if payment is required, only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business) and only if such Liens are junior to the Liens in favor of Lender; (iv) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws, (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Lien is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation or Borrower's business, (vi) Purchase Money Liens on fixed assets of Borrower other than real estate and not otherwise inconsistent with the terms of this Agreement, (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto, and (viii) such other Liens as may be expressly disclosed on Schedule 7.2(E) attached hereto.

                 (F) Subsidiaries. Hereafter create or acquire any subsidiary.

                 (G) Business Locations. Transfer its principal place of business or chief executive office or maintain records with respect to its Accounts at any locations other than those at which the same are presently kept or maintained except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form reasonably satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

                 (H) Change of Business. Enter into any new business or make any material change in any of Borrower's business objectives and purposes.

                 (I) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties except for (i) sales in the ordinary course of its business and (ii) assets no longer useful in Borrower's business or operations and having a book value of less than $100,000 in the aggregate during the term of this Agreement.

                 (J)  Restricted   Investment.   Make  or  have  any  Restricted
Investment.

                 (K) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness evidenced by or arising under this Agreement, the Letter of Credit Agreement or any of the other Loan Documents; (ii) unsecured current liabilities (other than those for Money Borrowed) incurred in the ordinary course of business for current purposes, including, without limitation, trade payables incurred in the ordinary course of business, and which are not represented by a promissory note or other evidence of indebtedness and are not more than thirty (30) days past due; (iii) Indebtedness described on Schedule 7.2(K) hereto, (iv) Purchase Money Indebtedness not otherwise inconsistent with the terms of this Agreement, and
(v) renewals or extensions of any of the Indebtedness described in items (i) through (iv) above (but so long as any indebtedness described in items (ii), (iii) or (iv) above is not increased after the date hereof).

                 (L) Minimum Tangible Net Worth. Borrower's Tangible Net Worth shall not be less than $14,000,000 at any time during the period from the date hereof through the end of its fiscal year ending December 31, 1996, and Borrower shall maintain a Tangible Net Worth at all times during each fiscal year ending after December 31, 1996 which is not less than the sum of the minimum Tangible Net Worth of Borrower required hereunder for the immediately preceding fiscal year plus seventy-five percent (75%) of Borrower's Net Income after taxes for such prior year (rounded up to the nearest one hundred thousand dollars but such sum shall not be reduced if Borrower suffers a net loss in any one year).

                 (M) Leverage Ratio. Borrower's Leverage Ratio shall not be more than 1.5 to 1.0 as of the end of any fiscal quarter or fiscal year ending on or after the date hereof.

                 (N) Debt Service Coverage Ratio. As of June 30, 1997, and as of the end of each fiscal quarter thereafter, Borrower's Debt Service Coverage Ratio for Borrower's most recently completed four (4) quarters shall not be less than 1.5 to 1.0.

                 (O) Capital Expenditures. Excluding any portion of Capital Expenditures funded by new equity capital invested in Borrower other than retained earnings, Borrower's Capital Expenditures shall not exceed the following amounts during the period indicated:

    Fiscal Year
      Ending                                              Capital Expenditures
 December 31, 1996                                                $10,000,000
 December 31, 1997                                                $16,000,000
 December 31, 1998                                                $25,000,000
 December 31, 1999                                                $30,000,000
 December 31, 2000                                                $30,000,000

                 (P) Cyclotron Purchases. Borrower shall not order or purchase additional Cyclotrons except in accordance with the following criteria: (i) after the date hereof, and so long as no Default or Event of Default exists or will be created by the order or purchase of Cyclotrons as provided hereunder, Borrower may order and purchase up to four (4) new Cyclotrons; (ii) in addition, if Borrower's revenues for any fiscal quarter equal or exceed $4,000,000, Borrower may order and purchase an additional four (4) new Cyclotrons; (iii) in addition, for each $500,000 by which Borrower's revenues in any fiscal quarter exceed $4,000,000, Borrower may order and purchase up to one (1) additional Cyclotron; (iv) the limitations set forth in subsections (i), (ii) and (iii) of this Section 7.2(P) shall not apply to any order or purchase of a Cyclotron which is funded by new equity capital invested in Borrower after the date hereof; and (v) any order or purchase of a Cyclotron pursuant to subsections
(i), (ii) or (iii) of this Section 7.2(P) shall constitute a Capital Expenditure for purposes of Section 7.2(O), except such purchases funded by new equity capital invested in Borrower after the date hereof; and (vi) Borrower's attainment of the requisite revenue thresholds set forth in subsections (ii) and
(iii) hereof in any fiscal quarter shall permit Borrower to order and purchase the number of Cyclotrons referred to in such subsections only once, such that attaining the same such revenue thresholds in any later fiscal quarter will not permit Borrower to again order or purchase that number of Cyclotrons referred to in such subsections.

                 (Q) Dividends, Distributions, Etc. Borrower shall not declare or pay any dividend on its capital stock (other than stock dividends) or make any payment to purchase, redeem, retire or acquire any of its capital stock or any option, warrant or other right to acquire such capital stock if such declaration or payment would cause a Default or Event of Default under any of the financial covenants set forth in this Section 7.2.

                 (R) Funded Debt Ratio. As of the date hereof through June 30, 1997, Borrower shall not permit (a) Borrower's Indebtedness for Money Borrowed for Borrower's most recently completed four (4) quarters divided by (b) Borrower's EBITDA for Borrower's most recently completed four (4) quarters, to exceed 3.0 to 1.0.

                 (S) Negative Negative Pledge. Borrower shall not, directly or indirectly, enter into any agreement (other than the Loan Documents and Permitted Liens) with any Person that prohibits or restricts or limits the ability of Borrower to create, incur, pledge, or suffer to exist any Lien upon any assets of Borrower.

 SECTION 8.  CONDITIONS PRECEDENT

           Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not be obligated to make any Loan under Section 2 of this Agreement or issue any Letter of Credit under Section 3 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

           8.1.  Documentation.   Lender  shall  have  received  the  following
documents, each to be in form and substance reasonably satisfactory to Lender and its counsel:

                 (A) The Loan Documents duly executed, completed and delivered by Borrower, including the Second Modification of Deeds to Secure Debt, Assignment of Rents and Security Agreement in the form of Exhibit E attached hereto;

                 (B)  Certified   copies  of  Borrower's   liability   insurance
policies, together with endorsements naming Lender as a co-insured;

                 (C) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form reasonably acceptable to Lender that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 5.2(B) hereof;

                 (D) A copy of the Certificate of Incorporation of Borrower, and all amendments thereto, certified as of a recent date by the Secretary of State of Delaware;

                 (E) Current good standing certificates (or certificates of existence) for Borrower, issued by the Secretary of State of each of Delaware and Georgia;

                 (F) A closing certificate signed by the Chief Financial Officer and the Secretary or any Assistant Secretary of Borrower dated as of the date hereof, and in the form of Exhibit F attached hereto, duly completed;

                 (G) An opinion of Borrower's counsel in the form of Exhibit G attached hereto and copies of the results of a recent examination under Borrower's name of the Uniform Commercial Code financing statement, federal and state tax lien and judgment lien records of Gwinnett County, Georgia;

                 (H) Lien Subordination Agreements executed by all contractors listed on Exhibit B to Borrower's Affidavit dated as of the date hereof executed by Bruce W. Smith; and

                 (I) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

           8.2. Other Conditions. The following conditions have been and shall continue to be satisfied, in the sole judgment of Lender as of the date of and after giving effect to such Loan or the issuance of such Letter of Credit:

                 (A) No Default or Event of Default shall exist;

                 (B) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

                 (C) Since September 30, 1996, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect;

                 (D) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which in Lender's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents; and

                 (E) With respect to any request for a Letter of Credit, Borrower shall have executed and delivered to Lender a completed application for issuance of a letter of credit using Lender's then current form of application for issuance of letters of credit.

SECTION 9.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

           9.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                 (A) Payment of Obligations. Any payment of any principal under the Note shall not be received by Lender on the day such payment is due, or any payment of any interest under the Note or any reimbursement obligations with respect to any Letter of Credit, or any fees payable hereunder or under the other Loan Documents shall not be received by Lender within five (5) Business Days from the day such payment is due.

                 (B) Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

                 (C) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 5.2, 5.3 or 7.2 of this Agreement or (ii) any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this Section 9.1) and the breach of such other covenant is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower.

                 (D) Default Under Other Loan Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the other Loan Documents and such default shall continue beyond any applicable period of grace.

                 (E) Other Defaults. There shall occur any default or event of default on the part of Borrower (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which

Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made and the amount at issue exceeds $100,000.

                 (F)   Adverse   Changes.   There   shall  occur  any  event  or
circumstance  which  could be  reasonably  expected  to have a Material  Adverse
Effect.

                 (G) Insolvency.

                     (i) There shall be entered a decree or order for relief in respect of Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of Borrower or of any substantial part of any of its properties, or ordering the winding-up or liquidation of the affairs of Borrower or an involuntary petition shall be filed against Borrower and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days.

                     (ii) Borrower shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or Borrower shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Borrower or of any substantial part of any of its properties, or Borrower shall fail generally to pay its debts as they become due, or Borrower shall take any action in furtherance of any such action.

                 (H) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis, or Borrower shall suffer the loss or revocation of any governmental license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term, or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation unless said proceeds are remitted to Lender.

                 (I) ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

                 (J) Litigation. Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                 (K) Change in Control. The acquisition after the date of this Agreement by any Person or, by any two or more Persons, acting in concert, of beneficial ownership (within the meaning, of Rule 13-d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of either (a) twenty percent (20%) or more of the outstanding voting stock of Borrower or (b) the power to direct or cause the direction of the management and policies of the Borrower whether through the ownership of voting securities, by contract or otherwise.

                 (L) Change in Management. Any material change in the executive management of Borrower unless such person is replaced by a person possessing executive, financial, managerial, scientific and technical knowledge reasonably comparable to such person.

           9.2. Acceleration of the Obligations.Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement, upon and after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Lender, whether under this Agreement, or any of the other Loan Documents or otherwise, shall, at the option of Lender and without notice or demand by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

           9.3. Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, Lender shall have and may exercise from time to time the following rights and remedies:

                 (A) By written notice to Borrower, terminate Lender's remaining commitment hereunder to make any further Loans to Borrower whereupon any such commitment shall terminate immediately.

                 (B) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

                 (C) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

                 (D) Subject to all Federal and State regulatory laws and Environmental Laws pertaining to the Collateral, the right to sell or otherwise dispose of all or any Inventory in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or in credit, all as Lender in its sole discretion, may deem advisable. Borrower agrees that ten (10) days' prior written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof and such sale shall be at such location as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right, subject to all Federal and State regulatory laws and Environmental Laws pertaining to the Collateral, to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such collateral at public or, if permitted by applicable law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

                 (E) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter or any Property of a similar nature as it pertains to the Collateral, in advertising for sale and selling any Collateral, subject to all Federal and State regulatory laws and Environmental laws pertaining to the Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                 (F) The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and reasonable attorneys' fees and expenses actually incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral, secondly, to interest due upon any of the Obligations, and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower and the Guarantor shall remain liable to Lender therefor; and any surplus shall be paid to Borrower.

           9.4. Remedies Cumulative: No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION 10.  MISCELLANEOUS

           10.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

                 (A) At such time or times hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control, and

                 (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts,
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable, (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral, (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral, (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate, (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations, (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral, (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral and to which Borrower has access, (xi) make and adjust claims under policies of insurance, and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

           10.2. Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances.

           10.3. Modification of Agreement: Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder;
provided, however, that so long as no Default or Event of Default is then existing, Lender shall hold a majority of the outstanding Loans hereunder.

           10.4. Increased Costs.

                 (A) If any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by Lender with any request or directive (whether or not having the any such authority, central bank, or comparable agency:

                     (i) Shall subject Lender to any tax, duty, or other charge with respect to its obligation to make LIBOR Advances, or its LIBOR Advances, or shall change the basis of taxation of payments to Lender of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement in respect of its LIBOR Advances or its obligation to make LIBOR Advances (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or

                     (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Adjusted LIBOR rate), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments  or credit  extended  by  Lender,  or shall  impose on Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such LIBOR Advances or its LIBOR Advances; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any such LIBOR Advances, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under its Note with respect thereto, and such increase is not given effect in the determination of LIBOR then, on the earlier of demand by Lender or the Maturity Date, Borrower agrees to pay to Lender such additional amount or amounts as will compensate Lender for such increased costs. Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 10.4 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of Lender, be otherwise disadvantageous to Lender.

                 (B) A certificate of Lender  claiming  compensation  under this
Section 10.4 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. If the Lender demands compensation under this Section 10.4, Borrower may at any time, upon at least five (5) Business Days' prior notice to Lender, prepay in full the then outstanding affected LIBOR Advances of Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.4(H) hereof. Concurrently with prepaying such LIBOR Advances, Borrower shall borrow a Treasury Rate Advance, or a LIBOR Advance not so affected, from Lender, and Lender shall make the advance in an amount such that the outstanding principal amount of the Note held by Lender shall equal the outstanding principal amount of such Note immediately prior to such prepayment.

           10.5. Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents any amendment of or modification of this Agreement or any of the other Loan Documents, or, (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs, (D) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors, or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral, then, in any such event, the reasonable attorneys' fees actually incurred arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountant' fees, costs, and expenses, court costs and expenses, photocopying and duplicating expenses, court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegram charges, secretarial over-time charges, and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

           10.6. Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

           10.7. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           10.8. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify Section 10.3 hereof.

           10.9. Cumulative Effect; Conflict of Terms. The provisions of the other Loan Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

           10.10.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

           10.11.Notices. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be sent by certified or registered mail, return receipt requested and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, addressed as follows:

           (A) If to Lender:   NationsBank, N.A. (South)
                               600 Peachtree Street, N.E. - 19th Floor
                               Atlanta, Georgia 30308
                               Financial Strategies Group
                               Telecopy:  (404) 607-6323

           (B) If to Borrower: Theragenics Corporation
                               5325 Oakbrook Parkway
                               Norcross, Georgia 30093
                               Attn: Bruce Smith
                               Telecopy: (770) 381-8447

               With a copy to: Powell, Goldstein, Frazer & Murphy
                               16th Floor
                               191 Peachtree Street, N.E.
                               Atlanta, Georgia 30303
                               Attn:    Richard H. Miller, Esq.
                               Douglas S. Gosden, Esq.
                               Telecopy: (404) 572-6999


or to such other address as each party may designate for itself by like notice given in accordance with this Section 10.11; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 2.2 shall not be effective until received by Lender.

           10.12.Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

           10.13.Demand Obligations. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such Obligations.

           10.14.Time of Essence. Time is of the essence of this Agreement and the other Loan Documents.

           10.15.Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede the Amended and Restated Loan Agreement and all other prior agreements, understandings and inducements, whether express or implied, oral or written. Nothing contained herein is intended (or shall be construed) to be a novation of any indebtedness evidenced by the Amended and Restated Loan Agreement or to affect or modify the perfection or priority of Lender's security interests in, security titles to or other liens on any Collateral.

           10.16.Set-Off. In addition to any rights now or hereafter granted under this Agreement or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, Lender and any subsequent holder or holders of the Note are hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lender or such holder to or for the credit or the account of Borrower, against and on account of the obligations and liabilities of Borrower, to Lender or such holder under this Agreement, the Note, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Note, or any other Loan Document, irrespective of whether or not
(a) the Lender or the holder of the Note shall have made any demand hereunder or
(b) Lender shall have declared the principal of and interest on the Loans and Note and other amounts due hereunder to be due and payable as permitted by
Section 9.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by Lender or by any subsequent holder of the Note shall be subject to the application of payment provisions of Article 2 hereof.

           10.17.GOVERNING LAW: CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA PROVIDED, HOWEVER THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER

HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN FULTON COUNTY OF THE STATE OF GEORGIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN
SECTION 10.11 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

           10.18.WAIVERS BY BORROWER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW
(i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS.

           IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning hereof.

ATTEST:                                        THERAGENICS CORPORATION



/s/ Lynn M. Rogers                              /s/ Bruce W. Smith
Title: Assistant Secretary                     Title: Secretary, Treasurer &
                                                      Chief Financial Officer

    (CORPORATE SEAL)
                                               NATIONSBANK, N.A. (SOUTH)


                                                /s/ W. Brad Davis
                                               W. Brad Davis
                                               Senior Vice President

                        REPLACEMENT REVOLVING CREDIT NOTE
December 9, 1996                                                 $11,000,000.00

         FOR VALUE RECEIVED, the undersigned (hereinafter referred to as "Borrower") promises to pay to the order of NATIONSBANK, N.A. (SOUTH), a Georgia banking corporation, successor by merger to Bank South (hereinafter referred to as "Lender") at Lender's office located in Atlanta, Georgia, or at such other place as the holder hereof may designate, the principal sum of ELEVEN MILLION AND NO/100 DOLLARS ($11,000,000.00), or so much thereof as shall have been advanced here against and shall be outstanding, including all fees or expenses chargeable thereon to Borrower under that certain Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, between Borrower and Lender (hereinafter, together with all supplements, riders, amendments, exhibits or schedules thereto, referred to as the "Loan Agreement"), together with interest on so much of the principal balance of this Note as may be outstanding and unpaid from time to time. This Revolving Credit Note (this "Note") is the Revolving Credit Note referred to in, and is issued pursuant to, the Loan
Agreement and is entitled to all of the benefits and security of the Loan Agreement and the other Loan Documents described therein, but nothing in the Loan Agreement shall affect the demand nature of this Note. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement. Borrower shall repay principal outstanding hereunder and interest as provided in the Loan Agreement. The Borrower shall be entitled to borrow, re-pay and re-borrow funds hereunder subject to the terms and conditions of the Loan Agreement. Prepayment of the principal amount of any Loan may be made only as provided in the Loan Agreement. The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Section 2.4 of the Loan Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by law, overdue interest, shall bear interest payable on DEMAND at the default rate as set forth in the Loan Agreement. The occurrence of any Event of Default under (and as such term is defined in) the Loan Agreement shall also constitute an event of default by Borrower under this Note (herein also called an "Event of Default"). Upon the occurrence of an Event of Default, Lender, at its option, without demand or notice of any kind, may declare this
Note immediately due and payable, whereupon all outstanding principal and accrued interest shall become immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 9.1(G) of
--------------------------------------------------------------------------------
THIS REVOLVING NOTE IS MADE AND GIVEN IN REPLACEMENT OF, AND AS AN AMENDMENT AND RESTATEMENT OF (1) A CERTAIN REVOLVING CREDIT NOTE DATED DECEMBER 13, 1995, IN THE ORIGINAL PRINCIPAL AMOUNT OF $4,000,000, ISSUED BY BORROWER TO THE ORDER OF LENDER, (2) A CERTAIN TERM NOTE DATED SEPTEMBER 14, 1994 IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,100,000 ISSUED BY BORROWER TO THE ORDER OF LENDER AND (3) A CERTAIN LINE OF CREDIT NOTE DATED DECEMBER 13, 1995 IN THE ORIGINAL PRINCIPAL AMOUNT OF $1,000,000 ISSUED BY BORROWER TO THE ORDER OF LENDER AND IS NOT INTENDED TO BE A NOVATION.

the Loan Agreement, this Note, without demand, notice or declaration by Lender of any kind, shall automatically and immediately become due and payable.

         In case this Note is collected by or through an attorney-at-law, all costs of such collection incurred by the Lender, including reasonable attorney's fees, shall be paid by Borrower.

         Time is of the essence of this Note.

         Demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by each and every maker, guarantor, surety and other person or entity primarily or secondarily liable on this Note. Lender shall not be deemed to waive any of its rights under this Note unless such waiver be in writing and signed by Lender. No delay or omission by Lender in exercising any of its rights under this Note shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without giving effect to its conflicts of law rules). Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective on to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. The word "Lender" as used herein shall include transferees, successors and assigns of Lender, and all rights of Lender hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Borrower hereunder shall bind Borrower's successors and assigns.

         SIGNED, SEALED AND DELIVERED by the undersigned Borrower as of the day and year first above set forth.


                                             THERAGENICS CORPORATION
(CORPORATE SEAL)

Attest:

                                             By:  /s/ Bruce W. Smith
                                             Title: Secretary, Treasurer &
/s/ Lynn M. Rogers                                  Chief Financial Officer
Title: Assistant Secretary